Exhibit 1.1

EXECUTION VERSION

$2,500,000,000
GENERAL MOTORS COMPANY
4.000% Senior Notes due 2025
5.000% Senior Notes due 2035
5.200% Senior Notes due 2045

Underwriting Agreement

November 4, 2014
J.P. MORGAN SECURITIES LLC
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. LLC

As Representatives for the several Underwriters
named in Schedule I hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
I.
General Motors Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”), $500,000,000 aggregate principal amount of its 4.000% Senior Notes due 2025 (the “2025 Notes”), $750,000,000 aggregate principal amount of its 5.000% Senior Notes due 2035 (the “2035 Notes”) and $1,250,000,000 aggregate principal amount of its 5.200% Senior Notes due 2045 (the “2045 Notes” and, together with the 2025 Notes and the 2035 Notes, the “Securities”) all to be issued pursuant to the provisions of an Indenture dated as of September 27, 2013 (as defined below) (the “Base Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of the Closing Date (the “Second

Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (File No. 333-195601), on Form S-3 relating to certain securities of the Company (the “Shelf Securities”), including the Securities, to be sold from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated April 30, 2014 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus (including any preliminary prospectus supplement and the Basic Prospectus attached thereto) filed with the Commission pursuant to Rule 424(b) under the Securities Act.
The term “Permitted Free Writing Prospectus” as used herein means the documents identified in Schedule II hereto and any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) that the Representatives and the Company shall hereafter agree in writing to treat as part of the Disclosure Package. The term “Disclosure Package” as used herein means the Preliminary Prospectus dated November 4, 2014 together with the term sheet set forth in Annex II-A hereto and any other Permitted Free Writing Prospectuses. “Initial Sale Time” shall mean 4:50 p.m. Eastern Standard Time on the date of this Agreement. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Preliminary Prospectus,” “Disclosure Package” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Disclosure Package or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
II.
The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.623% of the principal amount thereof in the case of the 2025 Notes, 97.984% of the principal amount thereof in the case of the 2035 Notes and 98.391% of the principal amount thereof in the case of the 2045 Notes (in respect of each series of Notes, the “Purchase Price”) plus accrued interest, if any, from November 12, 2014 to the Closing Date.
III.
The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as practicable after this Agreement is entered into as in the Representatives’ judgment is advisable upon the terms and conditions set forth in this Agreement and the Disclosure Package and to be set forth in the Prospectus.
IV.
The Company will deliver the Securities, against payment of the Purchase Price therefor plus accrued interest, if any, from November 12, 2014 to the Closing Date (as defined below), in the form of one or more permanent global securities (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Registration Statement, the Disclosure Package and the Prospectus. Payment for the Securities shall be made by the several Underwriters through the Representatives by wire transfer in immediately available funds to an account specified by the Company at 10:00 A.M. (New York time) on November 12, 2014, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Article XVI (such date and time of delivery and payment for the Securities being herein called the “Closing Date”), against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities.
V.
The several obligations of the Underwriters hereunder are subject to the following conditions:
(a)(i) No stop order suspending the effectiveness of the Registration Statement in the United States shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; (ii) there shall have been no material adverse change (not in the ordinary course of business) or any material development involving a prospective material adverse change (not in the ordinary course of business) in the financial condition of the Company and its subsidiaries, taken as a whole, in each case, from that set forth in the Registration Statement, the Disclosure Package and the Prospectus; (iii) the representations and warranties of the Company in this Agreement that are subject to any limitation as to “materiality” or “material adverse effect” shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the representations and warranties of the Company in this Agreement that are not subject to any limitation as to “materiality” or “material adverse effect” shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and (iv) the Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer, including without limitation the Treasurer or Assistant Treasurer of the Company (acting on behalf of the Company and without personal liability), to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened or prospective changes.

(b)If the Company has rated debt outstanding, subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act. For the avoidance of doubt, any undrawn balance under the Amended and Restated 3-Year Revolving Credit Agreement, dated as of October 17, 2014, among the Company, General Motors Financial Company, Inc., GM Europe Treasury Company AB, General Motors do Brasil Ltda., the subsidiary borrowers from time to time parties thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent and the Amended and Restated 5-Year Revolving Credit Agreement, dated as of October

17, 2014, among the Company, General Motors Financial Company, Inc., General Motors do Brasil Ltda., the subsidiary borrowers from time to time parties thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent, shall not be considered outstanding debt for purposes of this clause (b).

(c)No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal or state governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Securities by the Company in the United States; and no injunction or order of any federal or state court shall have been issued that would, as of the Closing Date, prevent the sale of the Securities by the Company in the United States.

(d)The Representatives shall have received on the Closing Date an opinion of an attorney on the Legal Staff of the Company, dated the Closing Date, to the effect set forth in Exhibit A-1.

(e)The Representatives shall have received on the Closing Date an opinion of counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A-2.

(f)The Representatives shall have received on the Closing Date (i) an opinion of counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B-1, and (ii) a Rule 10b-5 statement of counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B-2.

(g)The Representatives shall have received on each of the date hereof and the Closing Date customary “comfort letters,” dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from Deloitte & Touche LLP.

(h)The Representatives shall have received on the Closing Date (i) duly executed copies of the Indenture and (ii) specimen copies of the global notes representing the Securities.

VI.
In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:
(a)To furnish the Representatives, upon written request, without charge, a copy of the Disclosure Package and the Registration Statement, including exhibits and materials, if any, incorporated by reference therein and, during the period beginning with the Initial Sale Time (and, in the case of the Prospectus, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement) and ending on the later of the Closing Date, or such date as the Prospectus is no longer required by the Securities Act to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), as many copies of the Disclosure Package, the Prospectus, any Permitted Free Writing Prospectuses, any documents incorporated by reference therein and any supplements and amendments thereto, as applicable, in all cases as the Representatives may reasonably request.

(b)During the Prospectus Delivery Period, (x) before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including by way of filing with the Commission any documents incorporated by reference therein), to furnish the Representatives a copy of each such proposed amendment or supplement, and (y) to notify the Representatives as promptly as practicable of the filing with the Commission of any such amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus.

(c)To furnish to the Representatives, upon written request, copies of each amendment and supplement to the Registration Statement, the Disclosure Package or the Prospectus (including by way of filing with the Commission any documents incorporated by reference therein), in such quantities as the Representatives may from time to time reasonably request; and if, during the Prospectus Delivery Period, either (i) any event shall have occurred as a result of which the Registration Statement, the Disclosure Package or the Prospectus, in each case as then so amended or supplemented would, as determined by the Company, include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) for any other reason, as determined by the Company, it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, in each case as then so amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, in order to comply with the Securities Act or the Exchange Act, the Company will (A) notify the Underwriters to suspend offers and sales of the Securities and if notified by the Company, the Underwriters shall forthwith suspend such solicitation and cease using the Registration Statement, the Disclosure Package or the Prospectus, as the case may be and in each case as then amended or supplemented, and (B) promptly prepare and file with the Commission such document incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, or promptly prepare an amendment or supplement to such Registration Statement, Disclosure Package or Prospectus, as applicable, which will correct such statement or omission or effect such compliance, and will provide to the Underwriters without charge a reasonable number of copies thereof as requested by the Underwriters, which the Underwriters shall use thereafter.

(d)To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)To use its reasonable best efforts to cooperate with the Underwriters and their counsel in connection with the qualification or registration of the Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representatives may reasonably request and to maintain such qualification in effect for as long as may be necessary to complete the sale of the Securities pursuant to this Agreement; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction, or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)The Company will as promptly as practicable notify the Representatives of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package or the Prospectus or having the effect of ceasing or suspending trading in the Securities or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act or the receipt by the Company of any notice with respect to any suspension of the qualification or distribution of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package or the Prospectus or suspending any such qualification or distribution of the Securities, or having the effect of ceasing or suspending trading in the Securities, and, if any such order is issued, will use its reasonable best efforts as soon as practicable to obtain the withdrawal thereof.

(g)The Company, during the Prospectus Delivery Period, will file timely (giving effect to any grace periods or extensions available under applicable Commission regulations) all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h)Without the prior written consent of the Representatives on behalf of the Underwriters, the Company will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

(i)The Company will (i) in respect of the Securities, promptly within the time periods specified therein, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the Securities Act, and (ii) take such steps as it deems necessary to ascertain promptly whether any Permitted Free Writing Prospectus transmitted for filing under Rule 433 of the Securities Act was received for filing by the Commission and, in the event that such Permitted Free Writing Prospectus was not so received, it will promptly file the relevant Permitted Free Writing Prospectus.

VII.
(a)Each of the Underwriters, severally and not jointly, represents and warrants to, and agrees with, the Company that:

(i)in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State other than (A) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives; or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purpose of this provision, (x) the expression “an offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and (y) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and (z) the expression “2010 PD Amending Directive” means Directive 2010/73/EU;

(ii)(A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;

(iii)(A) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and (B) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to ‘‘professional investors’’ as defined in the Securities and Futures Ordinance and any rules made under that Ordinance;

(iv)the Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(v)the Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (A) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (B) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (C) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (y) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (z) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(b)Each of the Underwriters, severally and not jointly, represents and warrants to, and agrees with, the Company that:

(i)it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus (other than a free writing prospectus which (A) is a Permitted Free Writing Prospectus or (B) consists of the electronic roadshow slides and accompanying audio recording), without the prior written consent of the Company, and any free writing prospectus or Permitted Free Writing Prospectus prepared by or on behalf of such Underwriter will only be used by such Underwriter if it complies in all material respects with the requirements of the Securities Act;

(ii)(A) it is aware that, other than registering and qualifying the Securities under the Securities Act, qualifying the Indenture under the Trust Indenture Act (as defined below) and complying with any applicable U.S. state securities or “Blue Sky” laws, no action has been or will be taken by the Company that would permit the offer or sale of the Securities or possession or distribution of the Preliminary Prospectus, the Disclosure Package or the Prospectus, or any other offering material relating to the Securities, in any jurisdiction where action for that purpose is required and (B) accordingly, it will observe all applicable laws and regulations in each jurisdiction in or from which it may directly or indirectly acquire, offer, sell or deliver Securities or have in its possession or distribute the Preliminary Prospectus, the Disclosure Package or the Prospectus or any other offering material relating to the Securities, and it will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Securities under the laws and regulations in force in any such jurisdiction to which it is subject or in which it makes such purchase, offer or sale;

(iii)none of the Company or any Underwriter shall have any responsibility for determining what compliance is necessary by any Underwriter or any other Underwriter or for the Underwriters or any other Underwriter obtaining such consents, approvals or permissions;

(iv)it will take no action that will impose any obligations on the Company or the other Underwriters; and

(v)without the Company’s consent, the Underwriters are not authorized to give any information or to make any representation not contained in the Preliminary Prospectus, the Disclosure Package or the Prospectus or any documents specifically referred to therein or in any free writing prospectus which (A) is a Permitted Free Writing Prospectus or (B) consists of the electronic roadshow slides and accompanying audio recording, in connection with the offer and sale of the Securities.

VIII.
The Company represents and warrants to each of the several Underwriters that:

(a)Each part of the Registration Statement, when such part became effective, did not contain, and each part, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)The Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)The Preliminary Prospectus does not contain and the Prospectus, in the form used by the Underwriters to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)At the Initial Sale Time, the Disclosure Package did not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)Each Permitted Free Writing Prospectus, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)No Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act), as supplemented and amended by and taken together with the Disclosure Package, conflicts in any material respect with the information contained in the Registration Statement and the Prospectus. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the Securities Act.

(g)As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and as of the Closing Date will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

(h)Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(i)Except for (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the Permitted Free Writing Prospectuses identified in Schedule II hereto and (v) the electronic road show slides and accompanying audio recording furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in the foregoing clauses (a)-(h) shall not apply to statements in or omissions from the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement to any of the foregoing) (i) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use therein, or (ii) any information contained in any free writing prospectus prepared by any Underwriter(s), except to the extent such information has been accurately extracted from the Registration Statement, the Disclosure Package or the Prospectus or any Permitted Free Writing Prospectus prepared by the Company, or otherwise provided in writing by the Company and included in such free writing prospectus prepared by or on behalf of any Underwriter(s).
(j)The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated therein; and any supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information required to be stated therein.

(k)Except in each case as otherwise disclosed or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, (i) there has not been any material change in the capital stock of the Company (other than the exercise of warrants described in the Registration Statement, the Disclosure Package or the Prospectus, the conversion of convertible stock described in the Registration Statement, the Disclosure Package or the Prospectus or the grant and/or exercise of options or other equity-based awards under existing equity incentive plans described in the Registration Statement, the Disclosure Package or the Prospectus), long-term debt of the Company or any of the subsidiaries of the Company listed on Schedule III hereto (the “Subsidiaries”), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than dividends on the Company’s Series A Fixed Rate Cumulative Perpetual Preferred Stock and regular quarterly dividends on the Company’s common stock), or any material adverse change in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l)All pending or, to the knowledge of the Company, threatened legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject and that are required by the Securities Act to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus have been accurately described or incorporated by reference therein in all material respects. There are no material regulations, contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Company’s reports incorporated by reference therein filed by the Company with the Commission pursuant to the Exchange Act that are not described or incorporated by reference or filed as required. No litigation or proceeding is pending, or, to the knowledge of the Company, threatened to restrain or enjoin the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Disclosure Package or the Prospectus.

(m)The Company has filed the Registration Statement with the Commission, and such Registration Statement has become effective under the Securities Act. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company is not an “ineligible issuer,” as defined under the Securities Act, at the times specified in the Securities Act in connection with the offering of the Securities. No stop order suspending the effectiveness of the Registration Statement in the United States is in effect, and no proceedings for such purpose are pending before, or, to the knowledge of the Company, threatened by, the Commission.

(n)Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Disclosure Package or the Prospectus.

(o)The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of this Agreement, the Indenture and the Securities, do not and will not contravene or violate any provision of applicable law or the certificate of incorporation or by-laws of the Company or any indenture, mortgage or other agreement or instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary.

(p)No material authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority in the United States is required on the part of the Company for the sale of the Securities in accordance with this Agreement or the performance by the

Company of its obligations under this Agreement, the Indenture and the Securities, other than (i) the registration of the Securities under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) compliance with the securities or “Blue Sky” laws of various jurisdictions, (iv) those required by the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), or (v) those that have already been obtained.

(q)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)The Company has full power and authority to execute and deliver each of this Agreement, the Indenture and the Securities and to perform its obligations under each of this Agreement, the Indenture and the Securities; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement, the Indenture and the Securities (and the consummation of the transactions contemplated thereby) has been duly and validly taken (other than, in the case of the Second Supplemental Indenture and the Securities, the actual execution and delivery of such documents).

(s)The authorized and outstanding capitalization of the Company conforms in all material respects to the description thereof set forth in each of the Registration Statement, the Disclosure Package and the Prospectus.

(t)All the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus) and are so owned free and clear of any lien, charge, encumbrance or security interest, except for such liens, charges, encumbrances or security interests that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)The Securities have been duly authorized and, when executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.

(v)The issuance of the Securities will not be subject to any preemptive or similar rights.

(w)(i) The Indenture has been duly authorized by the Company, (ii) upon effectiveness of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act, (iii) the Base Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and (iv) the Second Supplemental Indenture will be, when executed and delivered by the Company and each other party thereto, a valid and binding agreement of the

Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(x)Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities and the public offering thereof upon the terms and conditions set forth in this Agreement and the Disclosure Package and to be set forth in the Prospectus.

(y)The Company has not (i) used any free writing prospectus in connection with the offer or sale of the Securities other than a Permitted Free Writing Prospectus or (ii) used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act.

(z)The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all material real and personal property that is currently employed by them in connection with the business now operated by them as described in the Registration Statement, the Disclosure Package and the Prospectus, in each case free and clear of all liens and encumbrances, except such as (i) are described in the Registration Statement, the Disclosure Package and the Prospectus or (ii) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa)The Company and its Subsidiaries own, license or otherwise possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent rights, inventions, copyrights, trade secrets, trademarks, service marks and trade names currently employed by them in connection with the business now operated by them as described in the Registration Statement, the Disclosure Package and the Prospectus, except as such would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if determined adversely to the Company or its Subsidiaries, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb)            Except for matters that are described in the Registration Statement, the Disclosure Package and the Prospectus or that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

(cc)            Except as would not give rise to any material liabilities under Environmental Laws, the Company represents to the best of its knowledge and belief that: (i) the Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable federal, state, local and foreign laws, rules and regulations relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, or Release of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries are in material compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) the Company and its Subsidiaries have not received notice of any liability under or relating to violation of, any Environmental Laws, including for the investigation or remediation of any Release of Hazardous Materials, (iv) there are no proceedings that are pending against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings in which it is reasonably believed that no monetary sanctions in excess of $100,000 will be imposed, (v) the Company and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, taken as a whole, and (vi) none of the Company and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd)            To the knowledge of the Company, there has been no storage, generation, transportation, use, handling, treatment, or Release of Hazardous Materials by, relating to or caused by the Company or any of its Subsidiaries at, on, under or from any property or facility owned or operated by the Company in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment.

(ee)            Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (other than a “multiemployer plan” within the meaning of Section 3(37) of ERISA) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any funding variance pursuant to Section 412(c) of the Code or Section 302(c) of ERISA) and is reasonably expected to be satisfied in the future (without taking into account any funding variance pursuant to Section 412(c) of the Code or Section 302(c) of ERISA); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to a Plan covered by Title IV of ERISA; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, a Plan (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole;

and (vii) there has not been and is not reasonably likely to be a material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year.

(ff)            Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) the Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles and include policies and procedures that: (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions of and dispositions of the assets of the Company; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its subsidiaries in accordance with United States generally accepted accounting principles, and that the receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (C) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on the consolidated financial statements of the Company and its subsidiaries. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (X) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (Y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(gg)            The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)            Except for matters that would not, either individually or collectively, materially adversely affect the Company’s results of operations and financial condition: (A) neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any director, officer, affiliate, agent, employee or representative acting on behalf of the Company or any of its subsidiaries, has violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any money, property, gifts or anything else of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or any candidate for foreign political office in contravention of the FCPA; and (B) the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance therewith.

(ii)            The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)            None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or of any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC Sanctions”).

(kk)            Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll)            The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The representations, warranties and covenants of the Company set forth in this Agreement shall survive the execution and delivery of this Agreement and the sale of the Securities by the Company. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Article V hereof, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truth of the representations contained in this Agreement and hereby consents to such reliance.
IX.
Except as provided in Article XVI, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will be responsible for, and will pay or cause to be paid, all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities under the Securities Act and all other fees or expenses of the Company in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including any filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), as applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or World Sky memorandum in connection with the offer and sale of the Securities under state securities laws, securities laws of foreign jurisdictions and all reasonable expenses in connection with the qualification of the Securities for offer and sale under state securities laws and any applicable foreign jurisdictions, including filing fees and the reasonably incurred fees and disbursements of outside counsel for the Underwriters in an amount not to exceed $100,000 in the aggregate in connection with such qualification and in connection with the Blue Sky or World Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of outside counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA in an amount not to exceed $100,000 in the aggregate, (v) any fees charged by rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, and the cost of printing certificates representing the Securities, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show or the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost attributable to representatives and officers of the Company and any such consultants of any shared transportation in connection with the road show; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Article. It is understood, however, that except as provided in this Article IX, Article X and Article XVI, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
X.
The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, each person, if any, who “controls” (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Underwriter and each of such Underwriter’s and such person’s officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package or any amendment or supplement thereto, any Permitted Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by an Underwriter to the Company or its representatives expressly for use in the Registration Statement, the Disclosure Package or any amendment or supplement thereto, any Permitted Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, or the Prospectus or any amendment or supplement thereto.
Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its affiliates, each person, if any, who “controls” (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the Company’s and such person’s officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package or any amendment or supplement thereto, any Permitted Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, in each case as to the Registration Statement, the Disclosure Package or any amendment or supplement thereto, any Permitted Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, or the Prospectus or any amendment or supplement thereto, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission (x) was made in reliance on and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, the Disclosure Package or any amendment or supplement thereto, any Permitted Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, or the Prospectus or any amendment or supplement thereto, or (y) is contained in any free writing prospectus that is not a Permitted Free Writing Prospectus prepared by or on behalf of the Underwriter (except to the extent such information has been accurately extracted from the Prospectus or any Permitted Free Writing Prospectus prepared by or on behalf of the Company).
If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel relating to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
If the indemnification provided for in this Article X is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefit received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, (ii) if an Underwriter is the indemnifying party, in such proportion as is appropriate to reflect the Underwriter’s relative fault on the one hand and that of the Company on the other hand in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefit (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, and where applicable, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article X were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Article X concerning contribution, no indemnifying party shall be required to make contribution in respect of such losses, claims, damages or liabilities in any circumstances in which such party would not have been required to provide indemnification. Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act or other applicable law. No person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article X are several, in proportion to the respective principal amounts of Securities purchased by each of such Underwriters, and not joint. The remedies provided for in this Article X are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
The indemnity and contribution agreements contained in this Article X and the representations and warranties of the Company and the Underwriters in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any of the Securities.
XI.
The Representatives on behalf of the Underwriters may terminate this Agreement (upon consultation with the Company) at any time prior to the time on the Closing Date at which payment would otherwise be due under this Agreement to the Company if (i) in the opinion of the Representatives, a material disruption in securities settlement, payment or clearance services in the United States shall have occurred or there shall have been a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in their view will have a materially adverse effect on the success of the offering and distribution of the Securities or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended generally or materially limited. In the event of any such termination and after consultation with the Company, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of any Underwriter or on the part of the Company and each party will pay its own expenses.
XII.
The Company and each Underwriter acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated by this Agreement (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Each Underwriter represents and warrants to the Company that, except as previously disclosed in writing to the Company, neither the Underwriter nor any affiliate thereof, to the best of their respective knowledge, has any current arrangement with any third party which would permit such Underwriter or any such affiliate to benefit financially, directly or indirectly, from the Underwriter’s participation in the determination of the terms of the offering, including the pricing of the Securities. Additionally, each Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
XIII.
This Agreement shall be binding upon the Underwriters and the Company, and inure solely to the benefit of the Underwriters and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.
XIV.
Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing and if to an Underwriter shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), or registered mail to such Underwriter at its address or facsimile number and if to the Company shall be sufficient in all respects if delivered or sent by facsimile or registered mail to the Company at 300 Renaissance Center, Detroit, Michigan 48265, facsimile number 313-665-4979, marked for the attention of the Secretary. Notices shall be provided to J.P. Morgan Securities LLC at 383 Madison Avenue, 3rd Floor, New York, New York, 10179, Attention of Investment Grade Syndicate Desk, Goldman, Sachs & Co. at 200 West Street New York, NY 10282, Attention: Registration Department and to Morgan Stanley & Co. LLC at 1585 Broadway, 29th Floor, New York, New York 10036, attention of Investment Banking Division, with a copy to the Legal Department. All notices hereunder shall be effective on receipt.
XV.
If on the Closing Date any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder on such date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated, severally, to take and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all of the remaining non-defaulting Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date. Notwithstanding the foregoing, if the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date shall exceed 10% of the aggregate principal amount of Securities to be purchased on such date, after giving effect to any alternative arrangements for the purchase of such Securities that are satisfactory to the Representatives and the Company and which are made within thirty-six (36) hours after the Closing Date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities, and if such non-defaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company, except that the provisions of Article X shall not terminate and shall remain in effect. In the event of a default by any Underwriter as set forth in this Article XV, the Closing Date shall be postponed for such period, not exceeding five (5) business days, as the Representatives and the Company shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages caused by its default hereunder.

XVI.
If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than by reason of a default by any of the Underwriters), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.
Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement has been validly terminated pursuant to the immediately preceding paragraph or pursuant to Article XI, the Representatives shall reimburse the Company for all of the Company’s reasonable outside counsel fees, disbursements and expenses incurred in connection with the offering.
XVII.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.
XVIII.
Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters (and their respective affiliates), and any such action taken by the Representatives shall be binding upon the Underwriters (and their respective affiliates).
XIX.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
XX.
In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.
******

Very truly yours,
GENERAL MOTORS COMPANY
By:	/s/ CHARLES K. STEVENS III
	Name:	Charles K. Stevens III
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof

J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	J.P. MORGAN SECURITIES LLC
By:	/s/ SOM BHATTACHARYYA
	Name:	Som Bhattacharyya
	Title:	Vice President

By:	GOLDMAN, SACHS & CO.
By:	/s/ DANIEL YOUNG
	Name:	Daniel Young
	Title:	Managing Director

By:	MORGAN STANLEY & CO. LLC
By:	/s/ YURIJ SLYZ
	Name:	Yurij Slyz
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2035 Notes to be Purchased	Principal Amount of 2045 Notes to be Purchased

J.P. Morgan Securities LLC.	$ 49,000,000	$ 73,500,000	$ 122,500,000
Goldman, Sachs & Co	49,000,000	73,500,000	122,500,000
Morgan Stanley & Co. LLC	49,000,000	73,500,000	122,500,000
Barclays Capital Inc.	49,000,000	73,500,000	122,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	49,000,000	73,500,000	122,500,000
BNP Paribas Securities Corp.	22,224,000	33,334,000	55,556,000
Citigroup Global Markets Inc.	22,222,000	33,334,000	55,556,000
Credit Suisse Securities (USA) LLC	22,222,000	33,334,000	55,556,000
Deutsche Bank Securities Inc.	22,222,000	33,334,000	55,556,000
Lloyds Securities Inc.	22,222,000	33,334,000	55,556,000
RBC Capital Markets, LLC	22,222,000	33,334,000	55,556,000
RBS Securities Inc.	22,222,000	33,332,000	55,556,000
Sandler O'Neill & Partners, L.P.	22,222,000	33,332,000	55,554,000
TD Securities (USA) LLC	22,222,000	33,332,000	55,554,000
Commerz Markets LLC	11,250,000	16,876,000	28,126,000
Credit Agricole Securities (USA) Inc.	11,250,000	16,876,000	28,126,000
Mizuho Securities USA Inc.	11,250,000	16,874,000	28,124,000
SG Americas Securities, LLC	11,250,000	16,874,000	28,124,000
Blaylock Beal Van, LLC	2,500,000	3,750,000	6,250,000
C.L. King & Associates, Inc.	2,500,000	3,750,000	6,250,000
Great Pacific Securities	2,500,000	3,750,000	6,250,000
Mischler Financial Group, Inc.	2,500,000	3,750,000	6,250,000
Total:	$500,000,000	$750,000,000	$1,250,000,000

SCHEDULE II
Permitted Free Writing Prospectus
1.    Pricing term sheet, in the form attached as Annex II-A hereto.

Annex II-A
Free Writing Prospectus filed pursuant to Rule 433
Relating to the Preliminary Prospectus Supplement
dated November 4, 2014 to the Prospectus dated
April 30, 2014. Registration Statement
No. 333-195601
PRICING TERM SHEET
Dated as of November 4, 2014
GENERAL MOTORS COMPANY

4.000% Senior Notes due 2025
5.000% Senior Notes due 2035
5.200% Senior Notes due 2045

The information in this pricing term sheet relates only to the offering of the Notes and should be read together with the preliminary prospectus supplement of General Motors Company dated November 4, 2014 (the “Preliminary Prospectus Supplement”) to its prospectus dated April 30, 2014, and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	General Motors Company
Title of Securities:	4.000% Senior Notes due 2025 (the “2025 Notes”) 5.000% Senior Notes due 2035 (the “2035 Notes”) 5.200% Senior Notes due 2045 (the “2045 Notes”)
Security Type:	Senior Unsecured Notes
Principal Amount:	2025 Notes: $500,000,000 2035 Notes: $750,000,000 2045 Notes: $1,250,000,000
Price to Public:	2025 Notes: 99.273% 2035 Notes: 98.759% 2045 Notes: 99.266%
Maturity Dates:	2025 Notes: April 1, 2025 2035 Notes: April 1, 2035 2045 Notes: April 1, 2045
Coupon (Interest Rates):	2025 Notes: 4.000% per year, accruing from November 12, 2014 2035 Notes: 5.000% per year, accruing from November 12, 2014 2045 Notes: 5.200% per year, accruing from November 12, 2014
Yield to Maturity:	2025 Notes: 4.087% 2035 Notes: 5.099% 2045 Notes: 5.249%
Spread to Benchmark Treasury:	2025 Notes: + 175 bps 2035 Notes: + 205 bps 2045 Notes: + 220 bps
Benchmark Treasury:	2025 Notes: 2.375% due August 15, 2024 2035 Notes: 3.375% due May 15, 2044 2045 Notes: 3.375% due May 15, 2044
Benchmark Treasury Price and Yield:	2025 Notes: 100-10+; 2.337% 2035 Notes: 106-10; 3.049% 2045 Notes: 106-10; 3.049%

Interest Payment Dates:	2025 Notes: April 1 and October 1, beginning April 1, 2015 2035 Notes: April 1 and October 1, beginning April 1, 2015 2045 Notes: April 1 and October 1, beginning April 1, 2015
Record Dates:	2025 Notes: March 17 and September 16 2035 Notes: March 17 and September 16 2045 Notes: March 17 and September 16
Make-whole Call:	2025 Notes: T+25 bps 2035 Notes: T+30 bps 2045 Notes: T+35 bps
Trade Date:	November 4, 2014
Settlement Date:	November 12, 2014 (T+5)
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Expected Ratings*:	Ba1 by Moody’s Investors Service, Inc. BBB- by Standard & Poor’s Ratings Services BB+ by Fitch Ratings
CUSIP / ISIN:	2025 Notes: 37045VAG5 / US37045VAG59 2035 Notes: 37045VAH3 / US37045VAH33 2045 Notes: 37045VAJ9 / US37045VAJ98
Joint Book-Running Managers:	J.P. Morgan Securities LLC Goldman, Sachs & Co. Morgan Stanley & Co. LLC Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Joint Lead Managers:
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Lloyds Securities Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
Sandler O'Neill & Partners, L.P.
TD Securities (USA) LLC

Co-Managers:
Commerz Markets LLC
Credit Agricole Securities (USA) Inc.
Mizuho Securities USA Inc.
SG Americas Securities, LLC
Great Pacific Securities
C.L. King & Associates, Inc.
Blaylock Beal Van, LLC
Mischler Financial Group, Inc.

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawn at any time.
This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus in making their investment decisions. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Goldman, Sachs & Co. collect at 1-866-471-2526 or Morgan Stanley & Co. LLC collect at 1-866-718-1649.

This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.
We expect to deliver the Notes offered hereby against payment for the Notes on or about the Settlement Date, which will be the fifth business day following the date of the pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade the Notes on the date of pricing or the next succeeding business day should consult their own advisor.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III
List of Principal Subsidiaries

OnStar, LLC
General Motors of Canada Limited
Adam Opel AG
General Motors UK Limited
General Motors de Mexico, S. de R.L. de C.V.
General Motors Espana, S.L.U.
General Motors do Brasil Ltda.
GM Korea Company

EXHIBIT A-1

OPINION OF AN ATTORNEY ON THE LEGAL STAFF OF THE COMPANY

J.P. MORGAN SECURITIES LLC
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. LLC

As Representatives for the several Underwriters
named in Schedule I of the Underwriting Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

I am issuing this letter in my capacity as an Attorney on the Legal Staff of General Motors Company (the “Company”) in response to the requirements of Article V, paragraph (d) of the Underwriting Agreement dated November 4, 2014 (the “Underwriting Agreement”) by and among the Company and the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), for whom J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”). The Underwriting Agreement relates to the offering (the “Offering”) of $500,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2025, $750,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2035 and $1,250,000,000 aggregate principal amount of the Company’s 5.200% Senior Notes due 2045 (collectively, the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of September 27, 2013 and a Second Supplemental Indenture dated as of the date hereof (collectively, the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Every capitalized term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.
In connection with the preparation of this letter, I have among other things read:

(a)
the Registration Statement on Form S-3 (Registration No. 333-195601), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (which registration statement, at the date of the Underwriting Agreement, including the documents incorporated by reference therein and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is herein called the “Registration Statement”);

(b)	the prospectus (including the documents incorporated by reference therein) of the Company dated April 30, 2014 (the “Basic Prospectus”);

(c)
the preliminary prospectus supplement of the Company dated November 4, 2014 relating to the Offering (including the documents incorporated by reference therein), together with the Basic Prospectus that it supplements and the Permitted Free Writing Prospectuses listed on Schedule II to the Underwriting Agreement (collectively, the “Disclosure Package”);

(d)
the Basic Prospectus, as supplemented by the prospectus supplement of the Company dated November 4, 2014 relating to the Offering (including the documents incorporated by reference therein), in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers of the Securities under Rule 173 of the Securities Act) (the “Prospectus”);

(e)	an executed copy of the Indenture;

(f)	an executed copy of the Underwriting Agreement;

(g)	a specimen of the Securities;

(h)
a copy of the resolutions of the Board of Directors of the Company (the “Board”) adopted on October 7, 2014, approving (among other things) the creation of a special committee of the Board (the “Pricing Committee”) having all of the power and authority of the Board in connection with any offering or offerings or issuance or issuances of securities;

(i)	a copy of the resolutions of the Pricing Committee of the Board adopted on November 4, 2014, approving (among other things) the issuance and sale of the Securities;

(j)	a copy of the Restated Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

(k)	a copy of the Amended and Restated By-Laws of the Company;

(l)
copies of the documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the documents referred to in paragraphs (a) through (d), inclusive, above (the “Incorporated Documents”); and

(m)	copies of all certificates and other documents delivered today in connection with the consummation of the Offering.
In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

I have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for my examination.
Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:
(i)    the Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole;
(ii)    the Securities have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and will be entitled to the benefits of the Indenture;
(iii)    the Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;
(iv)    the Underwriting Agreement has been duly authorized, executed and delivered by the Company;
(v)    no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the sale of the Securities by the Company in accordance with the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities, other than (i) the registration of the Securities under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) compliance with any laws of any foreign jurisdiction or the state securities or “Blue Sky” laws of various jurisdictions and (iv) those required by the rules and regulations of the Financial Industry Regulatory Authority, Inc.;
(vi)    the sale of the Securities by the Company pursuant to the Underwriting Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities does not and will not contravene any provision of applicable law (except I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or result in any violation by the Company of any of the terms or provisions of the certificate of incorporation or by-laws of the Company or of any material indenture, mortgage or other agreement or instrument known to me, by which the Company is bound (except that I express no opinion as to compliance with any financial tests or cross-default provision in any such agreement);

(vii)    the statements under the caption “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (as updated by the statements in “Part II. Item 1. Legal Proceedings” in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014), in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings;
(viii)    To my knowledge, other than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to, nor is any of its or their property the subject of, any pending or threatened action or proceeding before any court or brought by any governmental agency or body that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or that would reasonably be expected to materially and adversely affect the issuance of the Securities by the Company as contemplated by the Underwriting Agreement;
(ix)    the Registration Statement is effective under the Securities Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission; and
(x)    the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
With respect to paragraph (vi) above, my opinion is based upon the participation by one or more attorneys, who are members of the General Motors Legal Staff with whom I have worked, in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and review and discussion of the contents thereof and upon my general review and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Company and its auditors, but is without independent check or verification except as stated herein.
************
Except as set forth in paragraph (vii) above, I make no representation that I have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement, the Disclosure Package or the Prospectus were sufficient to cause the Registration Statement, the Disclosure Package or the Prospectus to be accurate, complete or fair (including the actions described in the next paragraph).
I have participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and I have reviewed the Incorporated Documents. During the course of such preparation, I have examined various documents, including those listed at the beginning of this letter, and have participated in various conferences with representatives of and other counsel to the Company, and with representatives of the independent accountants for the Company and representatives of and counsel to the Representatives, at which conferences the contents of the Registration Statement, the Disclosure Package and the Prospectus were reviewed and discussed.
Based on my participation in the conferences and discussions identified above, my understanding of applicable law and the experience that I have gained in the practice thereunder, I advise you that no fact came to my attention that caused me to conclude that, insofar as relevant to the Offering, (i) on the date of the Underwriting Agreement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Underwriting Agreement or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of the effective date of the Registration Statement for the purposes of the Offering, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3, (iv) on the date of filing, each Incorporated Document (as amended, if such document has been amended) appeared on its face not to be responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, or (v) the Disclosure Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
************
I have assumed for purposes of this letter the following: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine; that the Underwriting Agreement, the Indenture and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that I make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter.
In preparing this letter I have relied without independent verification upon the following: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the other representatives of the Company; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of paragraph (i) above, I have relied exclusively upon a certificate issued by a governmental authority in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. I have not undertaken any investigation or search of court records for purposes of this letter.
I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.
I am a member of the Bar of the State of Michigan, and I express no opinion as to the laws of any other jurisdiction, other than the law of the State of Delaware, the law of the State of Michigan and the federal law of the United States. I know that the Underwriting Agreement is stated to be governed by the laws of the State of New York. However, for purposes of rendering this opinion, I have assumed that the Underwriting Agreement is stated to be governed by the laws of the State of Michigan.

I express no opinion with respect to any state securities or “blue sky” laws or regulations, any foreign laws, statutes, governmental rules or regulations or any laws, statutes, governmental rules or regulations which in my experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement. None of the opinions or other advice contained in this letter considers or covers (i) any financial statements or schedules, the notes related thereto, or other financial or accounting data derived therefrom, set forth in (or omitted from) the Registration Statement, the Disclosure Package, the Prospectus or any Incorporated Document, (ii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of the Underwriters or (iii) the Form T-1 filed as an exhibit to the Registration Statement.
My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.
This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.
This letter may be relied upon by you only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.
Very truly yours,

Attorney on the Legal Staff

EXHIBIT A-2
OPINION OF COUNSEL TO THE COMPANY

J.P. MORGAN SECURITIES LLC
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. LLC

As Representatives for the several Underwriters
named in Schedule I of the Underwriting Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for General Motors Company (the “Company”) in response to the requirements of Article V, paragraph (e) of the Underwriting Agreement dated November 4, 2014 (the “Underwriting Agreement”) by and among the Company and the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), for whom J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”). The Underwriting Agreement relates to the offering (the “Offering”) of $500,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2025, $750,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2035 and $1,250,000,000 aggregate principal amount of the Company’s 5.200% Senior Notes due 2045 (collectively, the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of September 27, 2013 and a Second Supplemental Indenture dated as of the date hereof (collectively, the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Every capitalized term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, we have among other things read:

(a)
the Registration Statement on Form S-3 (Registration No. 333-195601), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (which registration statement, at the date of the Underwriting Agreement, including the documents incorporated by reference therein and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is herein called the “Registration Statement”);

(b)	the prospectus (including the documents incorporated by reference therein) of the Company dated April 30, 2014 (the “Basic Prospectus”);

(c)
the preliminary prospectus supplement of the Company dated November 4, 2014 relating to the Offering (including the documents incorporated by reference therein), together with the Basic Prospectus that it supplements and the Permitted Free Writing Prospectuses listed on Schedule II to the Underwriting Agreement (collectively, the “Disclosure Package”);

(d)
the Basic Prospectus, as supplemented by the prospectus supplement of the Company dated November 4, 2014 relating to the Offering (including the documents incorporated by reference therein), in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers of the Securities under Rule 173 of the Securities Act) (the “Prospectus”);

(e)	an executed copy of the Indenture;

(f)	an executed copy of the Underwriting Agreement;

(g)	a specimen of the Securities;

(h)
a copy of the resolutions of the Board of Directors of the Company (the “Board”) adopted on October 7, 2014, approving (among other things) the creation of a special committee of the Board (the “Pricing Committee”) having all of the power and authority of the Board in connection with any offering or offerings or issuance or issuances of securities;

(i)	a copy of the resolutions of the Pricing Committee of the Board on November 4, 2014, approving (among other things) the issuance and sale of the Securities;

(j)	a copy of the Restated Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

(k)	a copy of the Amended and Restated By-Laws of the Company;

(l)
copies of the documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the documents referred to in paragraphs (a) through (d), inclusive, above (the “Incorporated Documents”); and

(m)	copies of all certificates and other documents delivered today in connection with the consummation of the Offering.
Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

(i)the Securities have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and will be entitled to the benefits of the Indenture;

(ii)the Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(iii)the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(iv)the statements under the captions “Description of Debt Securities” and “Description of the Notes” in the Registration Statement, the Disclosure Package and the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information set forth therein with respect to such legal matters, documents and proceedings; and

(v)the statements in each of the Registration Statement, the Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

***

The purpose of our professional engagement was not to establish factual matters, and the preparation of the Registration Statement, the Disclosure Package and the Prospectus involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement, the Disclosure Package or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement, the Disclosure Package or the Prospectus (including the actions described in the next paragraph) were sufficient to cause the Registration Statement, the Disclosure Package or the Prospectus to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the Disclosure Package or the Prospectus, except to the extent otherwise explicitly indicated in paragraphs (iv) and (v) above.

We have participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and we have reviewed the Incorporated Documents. During the course of such preparation, we examined various documents, including those listed at the beginning of our letter, and participated in various conferences with representatives of and counsel to the Company, and with representatives of the independent accountants for the Company and representatives of and counsel to the Representatives, at which conferences the contents of the Registration Statement, the Disclosure Package and the Prospectus were reviewed and discussed.

Based on our participation in the conferences and discussions identified above, our understanding of applicable law and the experience that we have gained in the practice thereunder, we advise you that no fact came to our attention that caused us to conclude that insofar as relevant to the Offering (i) on the date of the Underwriting Agreement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Underwriting Agreement or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of the effective date of the Registration Statement for the purposes of the

Offering, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3, (iv) on the date of filing, each Incorporated Document (as amended, if such document has been amended) appeared on its face not to be responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, or (v) the Disclosure Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
***
Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement, the Indenture and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement, in the other documents specifically identified at the beginning of this letter as having been read by us and in the certificates and other documents executed by the Company and delivered to you in connection with the consummation of the Offering; (iii) the opinion of an attorney on the Legal Staff of the Company with respect to the Offering; (iv) factual information provided to us by the Company or its representatives; and (v) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Jenner & Block LLP at that time who spent substantial time representing the Company in connection with the Offering after consultation with such other attorneys as they deem appropriate.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers: (i) any foreign or state securities (or “blue sky”) laws or regulations; (ii) any financial statements or schedules, the notes related thereto, or other financial or accounting data derived therefrom, set forth in (or omitted from) the Registration Statement, the Disclosure Package, the Prospectus or any Incorporated Document; (iii) any rules and regulations of the Financial Industry Regulatory Authority, Inc.

relating to the compensation of the Underwriters; (iv) compliance with fiduciary duty requirements; (v) the rules and regulations of the New York Stock Exchange, Inc. or (vi) the Form T-1 filed as an exhibit to the Registration Statement This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by you only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Jenner & Block LLP

EXHIBIT B-1
OPINION OF COUNSEL FOR THE UNDERWRITERS
November [ ], 2014
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
as Representatives of the several Underwriters named in
Schedule I to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
We have acted as counsel for you and the other several Underwriters named in Schedule I to the Underwriting Agreement dated November 4, 2014 (the “Underwriting Agreement”) with General Motors Company, a Delaware corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 4.000% Senior Notes due 2025 (the “2025 Notes”), $750,000,000 aggregate principal amount of its 5.000% Senior Notes due 2035 (the “2035 Notes”) and $1,250,000,000 aggregate principal amount of its 5.200% Senior Notes due 2045 (the “2045 Notes” and, together with the 2025 Notes and 2035 Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of September 27, 2013 (the “Base Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the supplemental indenture dated as of November [ ], 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee.
We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
We have also reviewed the Company’s registration statement on Form S-3 (File No. 333-195601) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated November 4, 2014 relating to the Securities, the free writing prospectus set forth in Schedule II to the Underwriting Agreement relating to the Securities and the prospectus supplement dated November 4, 2014 relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended, upon the filing of the registration statement with the Commission on April 30, 2014 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated April 30, 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”
In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.
The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the (w) enforceability of any waiver of rights under any usury or stay law, (x) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

2.
The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to the (w) enforceability of any waiver of rights under any usury or stay law, (x) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

We have considered the statements included in the Prospectus under the captions “Description of Debt Securities,” “Description of the Notes” and “Underwriting” insofar as they summarize provisions of the Indenture, the Securities and the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.
In rendering the opinions in paragraphs (1) through (3) above, we have assumed that each party to the Indenture, the Underwriting Agreement and the Securities (the “Documents”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).
We express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in any Document.
We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.
This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.
Very truly yours,

Davis Polk & Wardwell LLP

EXHIBIT B-2
RULE 10B-5 STATEMENT OF COUNSEL FOR THE UNDERWRITERS
November [ ], 2014
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC

as Representatives of the several Underwriters named in
Schedule I to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
We have acted as counsel for you and the other several Underwriters named in Schedule I to the Underwriting Agreement dated November 4, 2014 (the “Underwriting Agreement”) with General Motors Company, a Delaware corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 4.000% Senior Notes due 2025 (the “2025 Notes”), $750,000,000 aggregate principal amount of its 5.000% Senior Notes due 2035 (the “2035 Notes”) and $1,250,000,000 aggregate principal amount of its 5.200% Senior Notes due 2045 (the “2045 Notes” and, together with the 2025 Notes and 2035 Notes, the “Securities”).
We have reviewed the Company’s registration statement on Form S-3 (File No. 333-195601) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated November 4, 2014 (the “Preliminary Prospectus Supplement”) relating to the Securities, the free writing prospectus set forth in Schedule II to the Underwriting Agreement relating to the Securities and the prospectus supplement dated November 4, 2014 relating to the Securities (the “Prospectus Supplement”). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated April 30, 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The

Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule II to the Underwriting Agreement for the Securities are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”
We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.
The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of Debt Securities,” “Description of the Notes” and “Underwriting”). However, in the course of our acting as counsel to you in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)
the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder;

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

a.
on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

b.
at 4:50 P.M. New York City time on November 4, 2014, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(iii)
the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package, the Prospectus or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.
This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.
Very truly yours,

Davis Polk & Wardwell LLP